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                                                                   EXHIBIT 24(a)



[NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the references to our firm and our report and to the use of our report in the Annual Report of Chieftain International, Inc. on Form 10-K for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission in Washington, D.C. pursuant to the Securities Exchange Act of 1934.

                                        NETHERLAND, SEWELL & ASSOCIATES, INC.


                                        By: /s/ FREDERIC D. SEWELL
                                           --------------------------
                                           Frederic D. Sewell
                                           President

Dallas, Texas
March 15, 2000